UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2024

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

13576 Walnut Street, Suite A
Omaha, NE 68144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

Redwoods Acquisition Corp.

1115 Broadway, 12th Floor

New York, NY 10010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a material definitive agreement.

On November 8, 2024, Klotho Neurosciences, Inc. (the “Company”) and Teleost Biopharmaceuticals, LLC mutually agreed to terminate a Licensing Agreement dated January 28, 2023 granting the Company certain rights to develop and commercialize certain patent rights previously licensed to Teleost and know-how rights owned by Teleost in the field of gamma-melanocortins comprised of drug and peptide chemicals, API and pharmaceuticals that bind, affect, and potentially treat diseases directly or indirectly related to human MC1R receptors.

The Company sought the termination of the Licensing Agreement since the licensed rights are no longer core to the Company’s business and research plans.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Termination Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2024	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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